                                                                    EXHIBIT 11.2

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                       THREE MONTHS ENDED MARCH 31, 1996
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                                               FULLY
                                              PRIMARY         DILUTED
                                              -------         -------
Earnings:
 Earnings applicable to common
  stockholders..........................      $152,018        $152,018
 Add:  Interest expense on amounts
       outstanding for the 5 3/4%
       Convertible Subordinated
       Debentures (net of
       applicable income taxes).........                           542
                                              --------        --------
                                              $152,018        $152,560
                                              ========        ========

Shares:
 Weighted average of shares outstanding.        29,450          29,450
 Add common shares issued on assumed
  exercise of options and warrants......         7,299           7,316
 Less common shares assumed repurchased.        (4,710)         (4,171)
                                              --------        --------
                                                32,039          32,595
                                              ========
Common shares issued on assumed
 conversion of 5 3/4% Convertible
 Subordinated Debentures................                         1,915
                                                              --------
                                                                34,510
                                                              ========
Earnings per common share:
 Primary................................         $4.74
                                              ========
 Fully diluted..........................                         $4.42
                                                              ========
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